UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Consent solicitation statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:
☐	Preliminary Consent solicitation statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Consent solicitation statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TESSCO Technologies Incorporated

(Name of Registrant as Specified In Its Charter)

Robert B. Barnhill, Jr.

UA 6-9-2016 Robert B. Barnhill, Jr. Rev Trust

RBB-TRB LLC

RBB-CRB LLC

Robert B Barnhill Jr & Janet W Barnhill Tr FBO Durkin Slattery Barnhill Trust

Janet W Barnhill Tr UA 6 9 2016 Janet W Barnhill Rev Trust

Winston Foundation, Incorporated

Emily Kellum (Kelly) Boss

J. Timothy Bryan

John W. Diercksen

Kathleen McLean

Donald Manley

(Name of Person(s) Filing Consent solicitation statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Robert B. Barnhill, Jr. (“Mr. Barnhill”) and the other participants named therein filed a revised definitive consent solicitation statement and accompanying WHITE consent card with the U.S. Securities and Exchange Commission on October 15, 2020 to be used to solicit consents for, among other things, the removal and replacement of certain incumbent directors of TESSCO Technologies Incorporated (the “Company”).

On November 30, 2020, Mr. Barnhill issued the following public letter to the shareholders of the Company:

November 30, 2020

PLEASE SEND THE WHITE CONSENT FORM TODAY AND PROTECT THE VALUE OF YOUR TESSCO INVESTMENT

Dear Fellow TESSCO Technologies Incorporated Shareholder:

Please take one minute to read this.

I am writing to you one final time to ask you to take the significant step needed to fix TESSCO Technologies Incorporated (“TESSCO” or the “Company”) before it is too late. You have seen a lot of back and forth between the current TESSCO Board of Directors (the “Board”) and me and I apologize for you being inundated with letters and presentations.

I need your support to help save the Company, for its shareholders, employees and customers.

Please ask yourself, who cares more about the shareholders of the Company? Is it the founder of the Company, who is also the largest shareholder? Or is it the current Board, that has disregarded shareholder feedback and spent over $1 million of our money to fight my attempts to help the Board by adding four new outstanding director candidates.

I will be retiring from the Board shortly after this solicitation ends. My only goal is to position TESSCO to realize its great potential. That is not possible with the current Board. Only a refreshed Board, comprised of the highest quality individuals, can execute a turnaround for TESSCO. I am asking for your support in removing five TESSCO directors that have been obstacles to change, and electing the four independent director candidates I have nominated to help lead TESSCO into the future, Emily Kellum (Kelly) Boss, J. Timothy Bryan, John W Diercksen and Kathleen McLean.

PLEASE RETURN THE WHITE CONSENT FORM AS SOON AS POSSIBLE TO HELP SAVE TESSCO!

TIME IS RUNNING OUT.

DO NOT RETURN ANY GREEN CONSENT FORM YOU RECEIVE, AS THAT WILLL REVERSE YOUR SUPPORT FOR MY DIRECTOR CANDIDATES AND WILL KEEP THE STATUS QUO.

PLEASE CALL OR EMAIL IF YOU NEED HELP. You can call + 1 (212) 468-5380, + 1 (800) 257-3995 or you can email SAVETESSCO@harkinskovler.com.

LASTLY, THANK YOU ALL VERY MUCH FOR YOUR SUPPORT IN HELPING TO SAVE TESSCO BY CONSENTING ON THE WHITE CONSENT FORM!

Very truly yours,

Robert “Barney” Barnhill, Jr.

Important Additional Information

Mr. Barnhill, Ms. McLean, Ms. Boss, Mr. Bryan, Mr. Diercksen, UA 6-9-2016 Robert B. Barnhill, Jr. Rev Trust, RBB-TRB LLC, a Maryland limited liability company (“RBB-TRB”), RBB-CRB LLC, a Maryland limited liability company (“RBB-CRB”), Robert B Barnhill Jr & Janet W Barnhill Tr FBO Durkin Slattery Barnhill Trust, Janet W Barnhill Tr UA 6 9 2016 Janet W Barnhill Rev Trust, Winston Foundation, Incorporated, a Maryland corporation, and Donald Manley (the “Participants” or “We”) are participants in the solicitation of consents from the Company’s shareholders to remove John D. Beletic, Jay G. Baitler, Paul J. Gaffney and Morton F. Zifferer (and any other person or persons, other than those elected by this consent solicitation, elected, appointed or designated by the Board (or any committee thereof) to fill any vacancy or newly created directorship on or after September 25, 2020 and prior to the time that any of the actions proposed to be taken by the consent solicitation become effective) and elect Ms. McLean, Ms. Boss, Mr. Bryan and Mr. Diercksen to fill four of the resulting vacancies (as well as to amend the Company’s Sixth Amended and Restated By-Laws proposed in connection therewith). We have filed a definitive consent solicitation statement and a WHITE consent card with the Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s shareholders.

SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE CONSENT SOLICITATION STATEMENT, ACCOMPANYING WHITE CONSENT CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. UPDATED INFORMATION REGARDING THE IDENTITY OF POTENTIAL PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, IS SET FORTH IN THE DEFINITIVE CONSENT SOLICITATION STATEMENT AND OTHER MATERIALS FILED WITH THE SEC. Shareholders can obtain the definitive consent solicitation statement and any amendments or supplements to the definitive consent solicitation statement filed by the Participants with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available, without charge, on request from the Participants’ proxy solicitor, Harkins Kovler, LLC at +1 (800) 257-3995 or via email at SaveTESSCO@HarkinsKovler.com.

Certain Information Regarding the Participants

Mr. Barnhill is the founder, former Chairman of the Board and the largest shareholder of the Company.

Mr. Barnhill beneficially owns 1,620,387 shares of the Company’s common stock (“Common Stock”) (approximately 18.5% of the outstanding shares), which includes 11,503.5 shares that Mr. Barnhill owns directly and the shares owned by the following Participants: UA 6-9-2016 Robert B. Barnhill, Jr. Rev Trust owns 1,265,882 shares of Common Stock, RBB-TRB, LLC owns 109,125 shares of Common Stock, RBB-CRB, LLC owns 109,125 shares of Common Stock, Robert B Barnhill Jr & Janet W Barnhill Tr FBO Durkin Slattery Barnhill Trust, owns 30,750 shares of Common Stock, Janet W Barnhill Tr UA 6 9 2016 Janet W Barnhill Rev Trust owns 67,500 shares of Common Stock, and the Winston Foundation, Incorporated owns 26,500 shares of Common Stock. Mr. Barnhill is the sole manager of RBB-TRB and RBB-CRB, a trustee of the UA 6-9-2016 Robert B. Barnhill, Jr. Rev Trust and the Robert B Barnhill Jr & Janet W Barnhill Tr FBO Durkin Slattery Barnhill Trust and a director of the Winston Foundation, Incorporated. Mr. Barnhill’s spouse is a trustee of the Janet W Barnhill Tr UA 6 9 2016 Janet W Barnhill Rev Trust. The percentage of Mr. Barnhill’s stock ownership is based on the 8,760,562 shares of Common Stock outstanding as of October 13, 2020, as reported in the Company’s Consent Revocation Statement on Schedule 14A, filed with the SEC on October 15, 2020. Christopher Barnhill may be considered a Participant in the solicitation but is no longer providing any assistance with respect to the solicitation and does not currently beneficially, directly or indirectly own any securities of the Company.

None of the Participants (other than Mr. Barnhill) currently beneficially, directly or indirectly own any securities of the Company.